EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE         Contact:  John W. Conlon, Chief Financial Officer
January 19, 2000                        (740) 373-3155


                   PEOPLES BANCORP ANNOUNCES 26th CONSECUTIVE
                           YEAR OF INCREASED EARNINGS
  ----------------------------------------------------------------------------

                       Earnings per share up 10% to $1.69

MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) today announced its 26th consecutive year of increased earnings. Strong net interest income and other revenue enhancements enabled the Company to achieve record profits.
         Net income for 1999 totaled $10,718,000, up $673,000 or 6.7% compared to 1998's net income of $10,045,000. In the fourth quarter of 1999, the Company reported net income of $2,781,000, an increase of $8,000 compared to the fourth quarter of 1998. Diluted earnings per share reached $1.69 in 1999, up $0.15 (or 9.7%) from 1998. In the fourth quarter of 1999, diluted earnings per share totaled $0.45, up $0.02 (or 4.7%) compared to the same period last year. Per share references do not reflect the 10% stock dividend to be issued March 14, 2000.
         Cash basis earnings per share were $1.98 in 1999, up 11.9% from $1.77 in 1998. In the fourth quarter of 1999, cash earnings per share were $0.53, up 6.0% from $0.50 a year earlier. Cash basis earnings provide investors with a more meaningful comparison of the Company's financial results with competitors that make acquisitions using pooling of interest accounting.
         Return on stockholders' equity (ROE) improved in 1999, reaching 13.27% compared to 12.21% in 1998. In the fourth quarter of 1999, ROE reached 15.02%, compared to 13.01% for the same period in 1998. This enhancement resulted from core earnings growth, as well as stock repurchases of 5% of the Company's outstanding shares in 1999 and decreases in market value of the Company's available-for-sale investment portfolio, which combined to lower the Company's equity in the second half of 1999.
         Net interest income totaled $9,830,000 in the fourth quarter of 1999, an increase of $1,316,000 (or 15.5%) compared to 1998's fourth quarter. For the year ended December 31, 1999, net interest income increased $4,940,000 (or 14.9%) to $38,088,000. The growth in net interest income can be attributed primarily to balance sheet growth strategies implemented in 1999 to leverage the Company's $30 million of 8.62% Capital Securities issued in 1999 through PEBO Capital Trust I. Net interest margin decreased for the three months and year ended December 31, 1999, due to interest rate compression between loan pricing and funding source costs, as well as the expense to build cash reserves in the fourth quarter of 1999 for potential Y2K-related cash withdrawals.
         The Company had total non-interest income of $7,633,000 and $2,045,000 for the year and three months ended December 31, 1999, increases of 11.9% and 4.1%, respectively. All of the Company's non-interest income areas had strong growth compared to 1998, including increased fiduciary revenues, electronic banking income, insurance revenues, and a full-year's impact of deposit account service charges generated from the mid-1998 acquisition of multiple banking centers and associated deposits.
         Peoples Bancorp reported increased non-interest expense of $4,921,000 and $1,530,000 for the year and three months ended December 31, 1999, increases of 21.1% and 25.4%, respectively. Increased non-interest expense was attributable to full-year expenses such as salaries and benefits, intangible amortization expense (related to the mid-1998 acquisition of multiple banking centers), as well as first-year interest costs related to the Capital Securities issued in 1999. The Company's efficiency ratio performance declined in the fourth quarter and 1999 due primarily to the Capital Securities interest costs, while supporting enhancement in other performance ratios such as ROE and earnings per share.
         Robert E. Evans, Peoples Bancorp's President and Chief Executive Officer, commented, "Our results of operations in 1999 reflect improvement in several key performance areas, including top-line revenue generation and loan growth. In 2000, our focus will continue to be expanding our relationships with customers and responding to their changing needs. Our previously announced plan to consolidate our banks under a single charter will enhance our customers' financial alternatives and our customers' choices of delivery methods."

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         Peoples Bancorp Inc. is a diversified financial services holding company headquartered in Marietta, Ohio, with over $1 billion in assets. Peoples Bancorp operates 38 financial service locations and 24 ATM's in the states of Ohio, West Virginia, and Kentucky. Peoples Bancorp's banking subsidiaries include The Peoples Banking and Trust Company with offices in Ohio and West Virginia; The First National Bank of Southeastern Ohio with three Ohio offices; and Peoples Bank FSB, with four Kentucky offices. Through its subsidiaries, Peoples Bancorp offers complete banking services and makes available other financial services, such as trust services, investment and insurance products, and internet banking. Peoples Bancorp's common stock is traded through the Nasdaq National Market System under the symbol "PEBO." Learn more about Peoples Bancorp or enroll in Peoples OnLine Connection, Peoples Bank's internet banking product, at www.peoplesbancorp.com.

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PEOPLES BANCORP INC.  (Nasdaq: PEBO)
Financial Highlights (Unaudited)
                                                                    Three Months Ended               For the Year Ended
                                                                        March 31,
                                                               -----------------------------    -----------------------------
                                                                       December 31,                     December 31,
                                                               -----------------------------    -----------------------------
                                                                   1999            1998             1999            1998
                                                               -----------------------------    -----------------------------
PER SHARE DATA (a) Net income per share:
   Basic                                                       $       0.46    $       0.44     $       1.73    $       1.59
   Diluted                                                             0.45            0.43             1.69            1.54
   Cash basis earnings - diluted (b)                                   0.53            0.50             1.98            1.77
Dividends declared per share                                   $       0.14    $       0.13     $       0.55    $       0.48
Weighted average shares outstanding:
   Basic                                                          6,026,073       6,310,812        6,191,993       6,319,437
   Diluted                                                        6,170,197       6,469,411        6,353,675       6,510,917

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average equity                                             15.02%          13.01%           13.27%          12.21%
Cash basis return on average equity (b)                              24.09%          20.62%           20.96%          17.82%
Return on average assets                                              1.05%           1.26%            1.09%           1.20%
Cash basis return on average assets (b)                               1.25%           1.51%            1.30%           1.41%
Net interest margin (fully tax equivalent)                            4.16%           4.37%            4.35%           4.47%
Efficiency ratio                                                     55.40%          52.66%           53.94%          50.46%
Net loan chargeoffs as a percentage of average loans                  0.09%           0.07%            0.19%           0.22%
End of period:
   Nonperforming assets as a percentage of total loans (c)            0.24%           0.28%            0.24%           0.28%
   Allowance for loan losses as a percentage of total loans           1.56%           1.67%            1.56%           1.67%

CONSOLIDATED AVERAGE BALANCES
Average gross loans                                            $    642,258    $    551,293     $    603,675    $    532,711
Average earning assets                                              967,195         805,683          904,747         766,240
Average total assets                                              1,058,459         881,458          985,243         831,296
Average non-interest bearing deposits                                82,581          76,892           78,799          70,064
Average interest bearing deposits                                   642,144         636,144          630,408         587,217
Average stockholders' equity                                   $     74,056    $     85,242     $     80,780    $     82,267

PERIOD END CAPITAL RATIOS
Tier 1 Risk based capital                                            12.51%          10.54%           12.51%          10.54%
Total Risk-based capital ratio (Tier 1 and Tier 2)                   14.23%          11.95%           14.23%          11.95%
Leverage ratio                                                        8.29%           7.08%            8.29%           7.08%
                                                               -------------   -------------    -------------   -------------

(a) Share data does not reflect 10% stock dividend to be issued March 14, 2000.
(b) Excludes after-tax impact of intangible amortization expense and removes balance sheet effect of intangible assets acquired through use of purchase accounting for acquisitions.
(c) Nonperforming assets include loans 90 days past due and accruing, nonaccrual loans, and other real estate owned.

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

           PEOPLES BANCORP INC. CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                --------------    --------------
Unaudited - In Thousands (except share data)                                     December 31,      December 31,
ASSETS                                                                               1999               1998
                                                                                --------------    --------------
Cash and cash equivalents                                                       $    43,751       $   40,121
Available-for-sale investment securities, at estimated fair value                   328,306          235,569
Loans, net of unearned interest                                                     659,833          567,917
Allowance for loan losses                                                          (10,264)          (9,509)
                                                                                -------------     ------------
     Net loans                                                                      649,569          558,408
Bank premises and equipment                                                          15,321           14,826
Other assets                                                                         38,503           31,360
                                                                                -------------     ------------
          TOTAL ASSETS                                                          $ 1,075,450       $  880,284
                                                                                -------------     ------------

LIABILITIES
Non-interest bearing deposits                                                   $    83,267       $   80,884
Interest bearing deposits                                                           644,940          633,284
                                                                                -------------     ------------
     Total deposits                                                                 728,207          714,168
Short-term borrowings (includes securities sold under repurchase agreements)         87,439           32,514
agreements,
Long-term borrowings                                                                150,338           40,664
Accrued expenses and other liabilities                                                7,606            6,924
                                                                                -------------     ------------
          TOTAL LIABILITIES                                                         973,590          794,270

Guaranteed preferred beneficial interests in junior subordinated debentures          28,986              ---

STOCKHOLDERS' EQUITY
Common stock, no par value (6,387,509 shares issued and 5,988,847
    outstanding at December 31, 1999)                                                65,043           50,807
Accumulated comprehensive (loss) income, net of deferred income taxes                (7,654)           3,588
Retained earnings                                                                    26,241           33,441
Treasury stock, at cost (398,662 shares at December 31, 1999)                       (10,756)          (1,822)
                                                                                -------------     ------------
           TOTAL STOCKHOLDERS' EQUITY                                                72,874           86,014
          TOTAL LIABILITIES, MINORITY INTERESTS AND
                                                                                -------------     ------------
          STOCKHOLDERS' EQUITY                                                  $ 1,075,450       $  880,284
                                                                                -------------     ------------
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


               PEOPLES BANCORP INC. CONDENSED STATEMENTS OF INCOME

                                                           ---------------------------      --------------------------
                                                               Three Months Ended              For the Year Ended
                                                                  December 31,                    December 31,
Unaudited -In Thousands                                       1999           1998              1999           1998
                                                           ---------------------------      --------------------------
Interest income                                            $   19,635     $    16,239       $   72,346     $   63,645
Interest expense                                                9,805           7,725           34,258         30,497
                                                           -----------    ------------      -----------    -----------
     Net interest income                                        9,830           8,514           38,088         33,148
Provision for loan losses                                         447             537            1,878          2,325
                                                           -----------    ------------      -----------    -----------
     Net interest income after provision for loan losses        9,383           7,977           36,210         30,823
Other income                                                    2,045           1,965            7,633          6,820
Gain (loss) on securities transactions                             10             ---            (104)            418
Other expense                                                   7,548           6,018           28,197         23,276
                                                           -----------    ------------      -----------    -----------
Income before income taxes                                      3,890           3,924           15,542         14,785
Income taxes                                                    1,109           1,151            4,824          4,740
                                                           -----------    ------------      -----------    -----------
          NET INCOME                                       $    2,781     $     2,773       $   10,718     $   10,045
                                                           -----------    ------------      -----------    -----------
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